SMITH & ASSOCIATES
                                ATTORNEYS AT LAW
                            1901 Avenue of the Stars
                                Eighteenth Floor
                          Los Angeles, California 90067
                            Telephone (310) 277-1250
                            Facsimile (310) 286-1816

                                  July 26, 1996


Mr. Dominic Orsatti
Olympic Entertainment Group, Inc.
2001 East Flamingo Road, Suite 100
Las Vegas, Nevada  89119


                      Re: Olympic Entertainment Group, Inc.
- --------------------------------------------------------------------------------

Dear Mr. Orsatti:

     We have acted as legal counsel for Olympic Entertainment Group, Inc., a Nevada corporation (the "Company") in connection with the registration of up to 800,000 shares of common stock by means of that certain Registration Statement on Form S-8 as amended. As legal counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, and corporate records which we consider relevant for the purposes of this opinion, including:

        (i)    the articles of incorporation, as amended and bylaws;

        (ii)   resolutions   of  the  board  of   directors   of  the   Company,
               authorizing, among other things, the filing of the Registration Statement, the issuance of Company stock options ("Options") and the delivery of shares of common stock ("Common Stock") underlying such Options;

        (iii)  the Company's 1996 Stock Option Plan;

        (iv) theRegistration Statement on Form S-8 filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") on July 26, 1996; and

        (v) all such documents required to be delivered pursuant to the Registration Statement.

     In such examination we have assumed the genuineness of all signatures on original documents.

SMITH & ASSOCIATES
Mr. Dominic Orsatti
Olympic Entertainment Group, Inc.
July 26, 1996
Page 2
- --------------------------------------------------------------------------------

     Based upon and subject to the foregoing we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada and has the requisite corporate power to own and operate its properties and assets and to carry on its business as described in the Prospectus. The Company is not in violation of its respective articles of incorporation or bylaws or other organizational documents, or to the best knowledge of legal counsel after reasonable inquiry, is not in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness.

     2. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

     3. All legally required proceedings in connection with the filing of the Registration Statement and the authorization and issue of the Options and the sale of the underlying Common Stock by the Company have been taken and, except for permits and similar authorizations required under state securities or Blue Sky laws (as to which we do not express an opinion), all orders, consents or other authorizations or approvals of any public board or body legally required for the validity of the shares or of any transaction thereunder have been obtained;

     4. The  Company  is not in  violation  to our  knowledge,  in any  material
respect  of  any  term  or  provision  of  any  material  contract,   agreement,
instrument, judgment or decree binding upon the Company.

     5. The Options, when executed and authenticated therein and delivered to and exercised will be legal, valid and binding obligations for the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws now or hereafter in effect affecting creditors' rights generally and gnarl principles of equity;

     6. There is no contract or other document known to us of a character required to be described in the Prospectus or filed as an exhibit to the Registration Statement by the Act or to the incorporated documents by the Exchange Act that is not described or filed as required.

     7. The Registration Statement has become effective under the Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

SMITH & ASSOCIATES
Mr. Dominic Orsatti
Olympic Entertainment Group, Inc.
July 26, 1996
Page 3
- --------------------------------------------------------------------------------

     8. Except as to financial statements, schedules and other financial and statistical data included or incorporated by reference herein, as to which we do not express any opinion, information set forth in the Registration Statement and Prospectus, any supplements or amendments thereto comply as to form in all material respects to the requirements in the 1933 Act and the applicable Rules and Regulations promulgated by the Commission, the incorporated documents comply as to form in all material respects with applicable requirements of the Exchange Act and nothing has come to the attention of legal counsel that has caused it to believe that the Registration Statement and the Prospectus as of this date, contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     9. The shares of common stock have been duly authorized and when delivered to the purchasers by their exercise of the options against payment therefor, will be validly issued, fully paid and non-assessable.

     This opinion is furnished to Mr. Orsatti by us as counsel for the Company and is for the benefit of the Company only in connection with the Registration Statement and the transactions contemplated thereby. No other use or distribution of this opinion may be made, it may not be disclosed or quoted, in whole or in part, and no other person or party may rely on this opinion, without our prior written consent.

                                             Very truly yours,

                                             SMITH & ASSOCIATES



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